Exhibit (a)(1)(C)
FORM OF NOTICE OF RECEIPT OF ELECTION FORM
(PRE-EXPIRATION TIME)

FORM OF NOTICE OF RECEIPT OF ELECTION FORM
(PRE-EXPIRATION TIME)
Dear [Name]:
Under the terms of the Newpark Offer, we have received your Election Form and you have elected the following:

Elect to
				Amend		Cash
Eligible			Shares	Entire Eligible	Corrected	Payment
Option		Original	Subject	Portion &	Exercise Price	(Aggregate
(Grant	Original Date	Option	to Eligible	Receive Cash	for Eligible	Price
Number)	of Grant	Exercise Price ($)	Portion (#)	Payment	Portion ($)	Differential) ($)
		$		☐ Yes	$	$
☐ No
		$		☐ Yes	$	$
☐ No
		$		☐ Yes	$	$
☐ No
		$		☐ Yes	$	$
☐ No
		$		☐ Yes	$	$
☐ No
     We strongly encourage you to print a copy of this page and keep it for your records.
     You may change your election at any time before 5:00 p.m., Central Time, on Thursday, December 6, 2007 (or a later expiration date if Newpark extends the Offer) by submitting a new Election Form to Mark Airola by any of the means set forth in the Offer to Amend. All capitalized terms not otherwise defined herein shall be as defined in that certain Offer to Amend Eligible Options filed with the Securities and Exchange Commission on November 5, 2007 and separately provided to you.
     Note: Your most recent Election Form submitted to Mark Airola before the Expiration Time will be the form considered for acceptance by Newpark.
     A Final Election Confirmation Statement will be forwarded to you within three business days following the Expiration Time. The Final Election Confirmation Statement should contain the same information as the most recent Notice of Receipt of Election Form that you previously received from Mark Airola.
     In the event that you do not receive the Final Election Confirmation Statement confirming your election in the time frame so described, please send your printed copies of your Election Form(s), any delivery receipt(s) and any Notice of Receipt of Election Form(s) that you did receive to Mark Airola by any of the means set forth in the Offer to Amend to evidence proper and timely submission of your election(s).

     Please note that our receipt of your Election Form and your receipt of this Notice of Receipt of Election Form are not by themselves an acceptance of your election. Your Eligible Option is not deemed amended pursuant to the terms and conditions of the Offer until you receive a Final Election Confirmation Statement from us after the Expiration Time (or such later time if the Offer is extended).